UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2011
THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed, The Greenbrier Companies, Inc. (“Greenbrier”) commenced a tender offer and consent solicitation for its outstanding 8 3/8% senior notes due 2015 (the “2015 Notes”) pursuant to the terms and conditions set forth in an offer to purchase and consent solicitation statement dated March 30, 2011. On April 13, 2011, Greenbrier issued a press release announcing, among other things, that holders of $90,599,000 aggregate principal amount of the outstanding 2015 Notes (approximately 38.55% of the total outstanding) validly tendered their 2015 Notes and delivered consents for the proposed amendments to the indenture governing the Notes prior to the expiration of the consent date, which was 5:00 p.m., New York City time, on April 12, 2011, and that Greenbrier had accepted for purchase and payment all 2015 Notes tendered on or prior to the consent date. Greenbrier also announced that it will issue a notice of redemption with respect to any and all of the 2015 Notes that remain outstanding after the consummation of the tender offer and consent solicitation on April 27, 2011, unless extended. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

99.1	Press release dated April 13, 2011 issued by The Greenbrier Companies, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC. (Registrant)
Date: April 13, 2011	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit	Description

99.1	Press release dated April 13, 2011 issued by The Greenbrier Companies, Inc.